EXHIBIT (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

EATON VANCE TAX-MANAGED BUY-WRITE OPPORTUNITIES FUND

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock of Beneficial Interest, $0.01 par value	Other(1)	0	$12.52(1)	$0	0.0001531	$0

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock of Beneficial Interest, $0.01 par value	Rule 415(a)(6)	16,000,000	$14.44	$231,040,000(2)	0.0000927		N-2/ASR	333-264574	April 29, 2022	$21,417.41

Carry Forward Securities	Equity	Common Stock of Beneficial Interest, $0.01 par value	Rule 415(a)(6)	3,096,050	$12.78	$39,567,519(2)	0.0001298		N-2A	333-236939	April 27, 2020	$5,135.86

Total Offering Amounts				19,096,050		$270,607,519		$0

Total Fees Previously Paid								—

Total Fee Offsets								—

Net Fee Due								$0

(1)

The Registrant is relying upon Rule 457(c) under the Securities Act of 1933 (“Securities Act”) to calculate the registration fee. The maximum aggregate offering price is estimated solely for purposes of determining the registration fee based on the average of the high and low sales prices of the Common Shares, as reported by the New York Stock Exchange on April 23, 2025, in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 19,096,050 of unsold common shares of beneficial interest (the “Unsold Carryforward Shares”). Of the 19,096,050 Unsold Carryforward Shares, 16,000,000 were previously registered for sale under the Registrant’s prior registration statement on Form N-2/ASR (File No. 333-264574) effective April 29, 2022. The Registrant previously paid filing fees of $21,417.41 in connection with such Unsold Carryforward Shares. Of the 19,096,050 Unsold Carryforward Shares, 3,096,050 were previously registered for sale under the Registrant’s prior registration statement on Form N-2/A (File No. 333-236939) effective April 27, 2020, and carried forward pursuant to Rule 415(a)(6) under the Securities Act on the Registrant’s registration statement on Form N-2ASR (File No. 333-264574) effective April 29, 2022. The Registrant previously paid filing fees of $5,135.86 in connection with such Unsold Carryforward Shares.